EXHIBIT D

NOTICE OF WITHDRAWAL OF TENDER
Regarding Institutional Shares of
Peachtree Alternative Strategies Fund
Tendered Pursuant to the Offer to Purchase
 Dated January 18, 2018

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY THE FUND BEFORE 11:59 P.M., EASTERN TIME, ON FEBRUARY 16, 2018 UNLESS THE OFFER IS EXTENDED.

For Certified Mail, Return Receipt Requested:

Peachtree Alternative Strategies Fund
Institutional Shares
 P.O. Box 46707
Cincinnati, OH 45246-0707

For Overnight Mail:
Peachtree Alternative Strategies Fund
Institutional Shares
 225 Pictoria Drive, Suite 450
Cincinnati, OH 45246

For additional information:

Phone: (800) 657-3812
 Fax: (513) 587-3438

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its Institutional Shares of Peachtree Alternative Strategies Fund (“Shares”), or the tender of a portion of such Shares, for purchase by the Peachtree Alternative Strategies Fund that previously was submitted by the undersigned in a Letter of Transmittal dated _____________________.

This tender was in the amount of:

[ ]	All Shares.
[ ]	Portion of Shares expressed as a specific dollar value. $___________
[ ]	Portion of Shares expressed as a specific number of Shares. ___________

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares (or portion of the Shares) previously tendered will not be purchased by the Peachtree Alternative Strategies Fund pursuant to the terms of the Offer of Purchase referenced above.

Signature of Shareholder	Signature of Joint Shareholder or Other Person whose signature is required

Print Name of Shareholder	Print Name Joint Shareholder or Other Person whose signature is required

Signature of Authorized Representative (if applicable)	Signature of other Authorized Representative whose signature is required (if applicable)

Print Name of Authorized Representative (if applicable)	Print Name of other Authorized Representative whose signature is required (if applicable)

Print Title of Authorized Representative and Relationship to Shareholder (if applicable)	Print Title of other Authorized Representative whose signature is required and Relationship to Shareholder (if applicable)

Date:

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